Exhibit 32.02

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTIONS 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James Gabriele, Chief Financial Officer of R.J. O’Brien Fund Management, LLC (“RJOFM”), Managing Owner of RJO Global Trust (the “Trust”), certify that (i) the attached quarterly report on Form 10-Q of the Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) the attached quarterly report on Form 10-Q of the Trust fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ James Gabriele
James Gabriele
Chief Financial Officer
R.J. O’Brien Fund Management, LLC
April 4, 2014